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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement and Prospectus (Form S-8) pertaining to the Deferred Compensation Plan For Nonemployee Directors of The Lamson & Sessions Co. and to the incorporation by reference therein of our report dated January 18, 1996, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report (Form 10-K) for the year ended December 30, 1995, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

Cleveland, Ohio

September 20, 1996